QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

Employment Agreement

        This Employment Agreement (the "Agreement") is entered into between Copano/Operations, Inc., a Texas corporation ("Employer"), R. Bruce Northcutt ("Employee"), and the entities set forth on Exhibit A hereto (the "Copano Controlling Entities") on this 9th day of April, 2003.

W I T N E S S E T H

        WHEREAS, Employer renders certain personnel and other services for the Copano Controlling Entities, which are corporations or limited liability companies based in Texas and controlled, directly or indirectly, by Copano Energy Holdings, L.L.C., a Delaware limited liability company ("Copano Holdings"); and

        WHEREAS, Employer desires to employ Employee to serve as President and Chief Operating Officer of Employer, each of the Copano Controlling Entities and such of their affiliates as may be designated from time to time;

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

        1.     Employment. Employer hereby agrees to employ Employee and Employee hereby accepts employment upon the terms and conditions specified in this Agreement.

        2.     Duties and Responsibilities.

        2.1   Duties. Employee shall be employed by Employer to serve as President and Chief Operating Officer of Employer and of each of the Copano Controlling Entities. Employee shall report to the Chairman and Chief Executive Officer of Employer and of each of the Copano Controlling Entities and shall be based in Employer's Houston, Texas offices. Employee agrees to perform diligently and to the best of his abilities the duties and services required to effectively discharge the functions assigned to such position by Copano (as defined in Section 2.2 hereof), as well as such additional or different duties and services appropriate to such position that Employee from time to time may be reasonably directed to perform by Copano. Employee also agrees to perform, without additional compensation, such other management and supervisory services for any parent, subsidiary, partnership, joint venture, or other entity that is an Affiliate of the Copano Controlling Entities (a "Copano Affiliate") as may be reasonably requested by Copano. Employee shall at all times comply with and be subject to all lawful written policies and procedures that may be issued from time to time by Copano (policies and procedures collectively referred to as "Employer Policy"). For purposes of this Agreement, "Affiliate" shall mean with respect to any person or entity, any other person or entity controlled by, under common control with, or controlling that first person or entity.

        2.2   Time and Effort. Employee shall, during the Term of this Agreement, devote his full business time, energy, and best efforts to the business and affairs of Employer, the Copano Controlling Entities and any Copano Affiliate for which Employee is performing services (entities collectively referred to as "Copano") except as set forth in Schedule 2.2 attached hereto. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of his duties under this Agreement, is contrary to the interests of Copano, or requires any significant portion of Employee's business time. Employee may, however, engage in passive personal investments that do not conflict with the business and affairs of Copano, or interfere with Employee's performance of his duties under this Agreement.

        3.     Term of Agreement. Subject to the provisions of Section 6, this Agreement shall be for a two-year period commencing on the Commencement Date (the "Primary Term") and shall continue and remain in full force and effect from year to year thereafter until terminated by Employer or Employee. Employee shall commence full-time employment on April    , 2003, unless agreed to otherwise by Employer. The "Commencement Date" shall be the date that Employee commences actual full-time employment.

        4.     Compensation and Benefits

        4.1   Salary. Employee shall be paid beginning on the Commencement Date an annual base salary of $200,000.00 (Two Hundred Thousand and 00/100 Dollars) (the "Base Salary"), subject to Employer's standard payroll practice and all customary payroll deductions. The Base Salary shall be reviewed by the governing bodies of the Copano Controlling Entities on an annual basis and may be increased in their discretion.

        4.2   Bonus. Employee shall be eligible to earn an annual incentive cash bonus with a target award of 50% of the Base Salary (the "Annual Bonus") to be payable, if earned, no later than 400 days following the Commencement Date, and annually thereafter. The Annual Bonus shall be determined in the discretion of the governing bodies of the Copano Controlling Entities, which shall take into consideration Employee's individual performance during the preceding year and the financial performance of the Copano Controlling Entities and the Copano Affiliates during such period. To the extent that Employee's exemplary performance warrants, this target award may be exceeded at the discretion of the governing bodies of the Copano Controlling Entities.

        4.3   Insurance and Other Benefits. Employee and his dependents shall be eligible to participate in Employer's medical, life, dental, vision and disability insurance programs, as they may from time to time exist, in accordance with their terms and Employer Policy. Additionally, Employee shall be eligible to participate in Employer's 401(k) plan, or similar savings plans, as they may from time to time exist, in accordance with their terms and Employer Policy and shall be eligible to participate in any corporate matching plan adopted in the future in connection therewith. In the event that Employer eliminates its medical, life, dental, vision or disability insurance programs or materially reduces the coverage of Employee and/or his dependents thereunder, Employer shall reimburse Employee monthly for replacement or supplemental premiums incurred by Employee to obtain coverage comparable to that previously obtained by Employee through such programs.

        4.4   Vacation and Personal Time. Employee shall receive 18 days of vacation and personal days each year in accordance with current Employer Policy (exclusive of holidays for which Employer is not open for business and of days designated by Employee as sick days in accordance with Employer Policy), or such greater amount as may be provided by Employer Policy as from time to time amended. In no event shall Employee have less than the maximum number of annual vacation and personal days provided for by Employer Policy for any executive officer position of Copano (regardless of reference to years of service or other criteria).

        4.5   Car Allowance. Employee shall receive a car allowance in the amount of $800.00 (Eight Hundred and 00/100 Dollars) per month, which shall be used to defray the cost and expense of an automobile to be partially utilized by Employee for the business of Copano.

        4.6   Perquisites. Employee shall be entitled to those perquisites customarily provided to Employer's executives.

        4.7   Expense Reimbursement. Employer shall reimburse Employee for all reasonable, ordinary and necessary expenses incurred by Employee on behalf of Copano. Employee agrees to account to Employer therefor in the manner normally prescribed by Employer for the reimbursement of Employee's expenses.

        5.     Employee Loan.

        5.1   Loan for Acquisition of Special Units of Copano Holdings. Copano Holdings has agreed to sell to Employee 140,000 Special Units of Copano Holdings (the "Special Units") pursuant to the Restricted Unit Purchase Agreement dated April 9, 2003 between Copano Holdings and Employee (the "Restricted Unit Purchase Agreement"). No later than two business days prior to the closing of the sale of the Special Units to Northcutt, Employer shall loan Employee $120,000 (One Hundred Twenty Thousand and 00/100 Dollars) (the "Loan"), which shall be used by Employee for the acquisition of the Special Units pursuant to the Restricted Unit Purchase Agreement, and which shall be evidenced by a Promissory Note in the form attached as Exhibit B (the "Note"). As security for repayment of the Loan and as a condition thereto, the Employee shall deliver to Employer the Special Units pursuant to a Pledge Agreement between Employer and Employee, in the form attached as Exhibit C (the "Pledge Agreement").

        5.2   Forgiveness of Note in Certain Circumstances. (a) Upon each of April 1, 2004, April 1, 2005 and April 1, 2006 and provided that Employee is employed by Employer on each of such dates, Employer shall forgive one-third (1/3) of the original principal amount of the Note plus interest accrued and unpaid to such date. Additionally, upon the occurrence of any of the following, Employer shall forgive any outstanding principal and accrued and unpaid interest under the Note:

            (i)  upon a termination of this Agreement by Employer other than for "cause" pursuant to Section 6.1(a)(i) hereof, including termination upon Employees' death pursuant to Section 6.1(a)(ii) or Disability (as defined herein) pursuant to Section 6.1(a)(iii); or

           (ii)  upon a Liquidating Event (as defined herein).

Upon each partial forgiveness of the Note pursuant to this section, Employer shall make appropriate notations to the Note to reflect such forgiveness and shall release one-third (1/3) of the Special Units from the Pledge Agreement. Upon forgiveness of the entire principal amount of the Note and accrued interest, Employer shall promptly cancel the Promissory Note, return it to Employee, and release all the Special Units from the Pledge Agreement.

        (b)   Upon a voluntary written resignation by Employee under this Agreement or the termination of this Agreement by Employer for "cause", the Restricted Unit Purchase Agreement shall provide for the repurchase by Copano Holdings of any Special Units held by Northcutt, for which there is a then outstanding Loan balance.

        5.3   Tax Payments. Upon any forgiveness of the Note pursuant to Section 5.2, whether partial or in full, and to the extent such forgiveness of indebtedness would be subject to any tax imposed by federal, state or local law ("Tax"), Employee or his estate shall be entitled to receive from Employer a payment or payments (collectively a "Gross-Up Payment") in an amount such that, Employee will pay Taxes attributable to the forgiveness of indebtedness, including any income tax imposed on the Gross-Up Payment, equal to no more than $1 in excess of the aggregate Gross-Up Payments received. Any Gross-Up Payment shall be due and payable to the Employee or his estate thirty (30) days prior to the due date of any Tax. Any determination of the amount of Gross-Up Payments required to be made under this Agreement shall be made in writing by a certified public accountant of the Employee's or his estate's choosing, whose determination shall be conclusive and binding upon the Employee or his estate and the Employer for all purposes. The Employer and Employee or his estate shall promptly furnish to the accountant such information and documents as the accountant may reasonably request in order to make a determination hereunder. The Employer shall bear the fees of the accountant and all costs the accountant may reasonably incur in connection with any calculations contemplated hereunder. The accountant shall be required to provide a detailed determination to the Employer and the Employee or his estate within thirty (30) days after the date of receipt of all relevant information. Notwithstanding Employer's obligations under this Section 5.3, Employee warrants that he or his estate is responsible for filing returns with respect to and tendering payments for any federal, state, or local taxes resulting from any loans made to him or any loan obligations forgiven under this Section 5.

        6.     Termination of Agreement.

        6.1   Termination of Agreement by Copano For Cause or Upon Employee Death or Disability. (a) Copano shall have the right to terminate Employee's employment under this Agreement for any of the following reasons:

            (i)  for "cause" upon the determination by Employer's Board of Directors and/or the governing bodies of the Copano Controlling Entities by the vote of no less than that number required by the Amended and Restated Limited Liability Company Agreement of Copano Holdings dated as of August 14, 2002. "Cause" shall mean (a) gross negligence, gross incompetence, or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement which performance continues for thirty (30) business days after written notice from Employer identifying how Employee has engaged in grossly negligent, grossly incompetent or willful misconduct in the performance of his duties and services and what actions must be taken by Employee to improve his performance; (b) willful refusal without proper reason to perform the duties and services required of Employee pursuant to this Agreement and his willful and continued failure for thirty (30) business days after written demand for substantial performance is delivered by Employer that specifically identifies the manner in which Employer believes Employee has not substantially performed his duties; (c) the commission of any fraudulent act or dishonesty in the course of Employee's employment by Employer; (d) conviction of or a plea of guilty to a felony that requires an intentional, knowing or reckless mental state (or any such equivalent mental state) under a criminal code of the United States of America or any state thereof, or any crime involving moral turpitude, whether or not committed in the course of employment by Employer; or (e) material breach of any material provision of this Agreement or Employer Policy and failure to cure such breach within thirty (30) business days after written notice thereof. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause pursuant to 6.1(a)(i)(a), (b), (c) or (e) without Employee being afforded an opportunity, together with his counsel, to be heard before Employer's Board of Directors at a meeting of the Board called and held for such purpose. The foregoing provisions regarding notice to Employee and opportunity to cure shall not, however, apply in circumstances where Employee has engaged in conduct the continuation of which would constitute irreparable harm to Copano, as determined in good faith by Employer's Board of Directors and/or the governing bodies of the Copano Controlling Entities and with respect to any event for which notice has been provided Employee hereunder, such opportunity to cure shall terminate prior to the expiration of the applicable cure period in the event that Employee fails to act in good faith (i) to improve his performance or (ii) to otherwise cure a purported breach of this Agreement;

           (ii)  upon Employee's death; or

          (iii)  upon Employee's becoming incapacitated by accident, sickness, or other circumstances that in the reasonable opinion of a qualified doctor approved by Employer's Board of Directors and/or the governing bodies of the Copano Controlling Entities renders Employee mentally or physically incapable of performing the duties and services required of Employee (with or without reasonable accommodation within the meaning of the Americans with Disabilities Act), and that will continue in the reasonable opinion of such doctor for a period of not less than 120 days (a "Disability").

        (b)   In the event of termination of this Agreement pursuant to this Section 6.1, Employee shall be entitled to receive from Employer only (a) the Base Salary due on a pro rata basis, (b) reimbursement of expenses up to the effective date of the termination, (c) an amount equal to any earned but unused vacation time, and (d) any bonus granted but not paid; provided however, in the event of termination of this Agreement pursuant to Section 6.1(a)(ii) or (iii), the governing bodies of the Copano Controlling Entities shall make a determination with respect to any bonus earned by Employee pursuant to Section 4.2 for the period from the most recent anniversary of the Commencement Date, and Employee or his estate shall additionally be entitled to receive such bonus, if any. Additionally, in the event of termination of this Agreement pursuant to Section 6.1(a)(iii), Employer shall continue to pay Employee's Base Salary for any period commencing upon the termination date and ending on the earlier to occur of (i) the date that payments under Employer's disability insurance program (or any disability insurance coverage obtained by Employee pursuant to the terms of Section 4.3) commence or (ii) 360 days from the termination date.

        6.2   Other Terminations of Agreement by Copano. (a) Copano shall have the right to terminate Employee's employment under this Agreement for any other reason not set forth in Section 6.1, including without Cause, with the effect as set forth below in Section 6.2(b) or 6.2(c), as applicable.

        (b)   In the event Copano terminates this Agreement for any reason other than those set forth in Section 6.1 at any time on or after the first anniversary of the Commencement Date, Employee shall be entitled to the following compensation and benefits in addition to those set forth in Section 6.1(b):

            (i)  a lump sum severance payment equal to one year of Employee's then Base Salary paid to Employee within thirty (30) days of Employee's termination;

           (ii)  continuation of the insurance benefits set forth in Section 4.3 for a period of one year following termination of the Agreement; and

          (iii)  reimbursement for reasonable fees incurred by Employee for the services of an Employer-approved executive outplacement services firm for one year following termination of the Agreement.

        (c)   In the event Copano terminates this Agreement for any reason other than those set forth in Section 6.1 at any time prior to the first anniversary of the Commencement Date, Employee shall be entitled to all compensation and benefits to which he is entitled under Section 6.2(b) except that the lump sum severance payment described in Section 6.2(b)(i) shall be increased by an amount equal to Employee's Base Salary from the date of termination until the first anniversary of the Commencement Date and Employee shall be entitled to a continuation of the insurance benefits set forth in Section 4.3 from the date of termination until the second anniversary of the Commencement Date.

        6.3.  Change of Control or Liquidation. If, during the Primary Term of this Agreement, there is a "Change of Control Event" or a "Liquidating Event" that results in the termination of Employee's employment (a) by Employer for any reason other than those set forth in Section 6.1 or (b) by Employee for "Good Reason," Employee shall be entitled to the compensation, reimbursements and benefits set forth in Section 6.2(b) except that the lump sum severance payment set forth in Section 6.2(b)(i) shall be equal to two years of Employee's then Base Salary.

            (i)  a "Change of Control Event" shall be defined as the (a) the sale, exchange, transfer or other alienation of 50% or more of the outstanding units of Copano Holdings through a transaction or series of transactions to one or more persons who are not members of Copano Holdings asof the date of this Agreement or Affiliates of such members; (b) the issuance of a number of units (whether now or hereafter authorized and whether in a single issuance or a series of issuances) that results in 50% or more of the issued units of Copano Holdings being held by one or more persons who are not members of Copano Holdings as of the date of this Agreement or Affiliates of such members, or (c) the merger or consolidation of Copano Holdings in which the members of Copano Holdings and the Affiliates of such members receive less than 50% of the outstanding voting units or shares of the new company.

           (ii)  a "Liquidating Event" shall be defined as (a) a direct or indirect sale, in one or a series of transactions, of all or substantially all of the assets of Copano Holdings, (b) an IPO or (c) a sale, merger, reclassification, recapitalization, restructuring, consolidation or business combination of or involving Copano Holdings or any other similar transaction in which 100% of the equity interests of Copano Holdings are Disposed. "Disposed" shall be defined as any sale, assignment, transfer, conveyance, gift, pledge, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law. "IPO" shall be defined as the offering of equity securities of Copano Holdings or a successor entity in an underwritten firm commitment public offering registered under the Securities Act of 1933, as amended.

          (iii)  "Good Reason" shall be defined as (a) a diminution in Employee's job duties to which he does not consent, (b) a reduction in Employee's then Base Salary to which he does not consent, (c) reassignment of Employee to any of Employer's or the Copano Controlling Entities offices other than an office in Houston, Texas or (d) any other material breach of this Agreement by Employer which is not cured within thirty (30) business days after written notice thereof.

        6.4   Termination by Employee. In the event of a voluntary written resignation by Employee, Employee shall continue to serve until released by Employer, for a period of 30 days, and shall be entitled only to the compensation and benefits set forth in Section 6.1(b). Additionally, Employee shall have the right to terminate Employee's employment under this Agreement for any Good Reason set forth in Section 6.3(iii) and to receive the compensation and benefits set forth in Section 6.2(b)

        7.     Indemnification and Insurance. Employer agrees that the organizational documents of all entities of which Employee shall serve as an officer, director, or manager shall contain indemnification provisions to the full extent allowed by applicable law. Employer agrees that Employee shall be named as an insured on any errors or omissions policy(ies) maintained by Copano for the benefit of officers and directors.

        8.     Warranty. Employee represents and warrants that he has not executed an agreement with any employer (other than Employer) that would prevent him from competing with such employer or would prevent, impair or limit the performance of his obligations under this Agreement and acknowledges that a breach of this representation and warranty shall be considered a material breach of a material provision of this Agreement within the meaning of Section 6.1(a)(i)(e). Employee additionally represents and warrants that to the best of his knowledge, he is not otherwise under any obligation to any business entity or person that is inconsistent with this Agreement. Employee further represents and warrants that he has been afforded a reasonable opportunity to consider this Agreement before signing it, that he has been afforded a reasonable opportunity to retain an attorney of his choosing in connection with this Agreement, and that he has carefully read the Agreement and understands it.

        9.     Non-Disclosure Agreement, Non-Solicitation Agreement, and Covenant Not to Compete.

        9.1   Acknowledgments. Employee acknowledges that Employer wishes to protect the competitive position of Copano and to ensure the continued protection of Copano's confidential information. Employee further acknowledges that by virtue of his employment with Employer, including those services provided by Employee to Copano Controlling Entities and Copano Affiliates, he is the beneficiary of Copano's goodwill.

        9.2   Promise to Provide Specialized Training and Confidential Information. Employer promises to provide Employee, immediately upon his employment, with certain specialized training, as well as highly confidential information about Copano's business, including but not limited to, information and records about customers, partners, business methods or practices; finances; accounting; pricing or pricing strategies; contracts; vendors; and computer hardware, software, and operating systems; and training programs (collectively "Confidential Information"). Employee acknowledges that the Confidential Information is constantly revised and updated. Employee further acknowledges that he needs the Confidential Information to perform his job duties for Employer, including those services provided by Employee to Copano Controlling Entities and Copano Affiliates.

        9.3   Non-Disclosure of Confidential Information. Employee acknowledges that the Confidential Information that Employer promises to provide him constitutes a valuable, special, and unique asset of Copano. Employee acknowledges that all Confidential Information is and shall at all times remain the property of Copano. Employee further acknowledges that except as required by his duties to Employer, he will not, at any time during or after his employment, directly, indirectly, or otherwise, use, disseminate, or disclose the Confidential Information without having first obtained written permission from Employer. Employee agrees that any Confidential Information in his possession or control, as well as any other materials or items owned by Copano, whether or not they constitute Confidential Information, shall be returned to Employer immediately upon the termination of this Agreement.

        9.4.  Non-Solicitation. In consideration of Employer's promise to provide specialized training and Confidential Information of Copano to Employee, Employee agrees that for a one-year period following the termination of this Agreement, Employee shall not, directly or indirectly, jointly or individually, through other entities or persons or either on his own behalf or in the service of others, encourage or induce any current or former employee of Copano to leave the employment of Copano or offer employment, retain, hire or assist in the hiring of any such employees by any person, association, or entity that is not an Affiliate of Copano.

        9.5   Covenant Not to Compete. In consideration of Employer's promise to provide specialized training and Confidential Information of Copano to Employee, Employee agrees that for a one-year period following the termination of Employee's employment by Employer for Cause or by Employee for any reason other than a Good Reason, Employee shall not, directly or indirectly, jointly or individually, through other entities or persons or either on his own behalf or in the service of others, attempt to compete with Copano in any county in the State of Texas where Copano has gathered or processed greater than 5,000 MMBTU/day of natural gas in any day in the fiscal quarter most recently ended prior to the date of termination of this Agreement. Employee hereby agrees that the provisions of this section are reasonable in time, area, and scope, and that in the event of Employee's breach of this covenant not to compete or to disclose, Employer shall be entitled to injunctive and/or monetary relief.

        10.   Resolution of Disputes.

        10.1. Alternative Dispute Resolution. Except with respect to the equitable relief described in Section 9 of this Agreement, Employer and Employee hereby knowingly, voluntarily, and irrevocably agree that any disputes or conflicts in any way arising out of or relating to: (a) this Agreement or any amendment or modification or (b) the performance or breach of any of the matters described herein, may be mediated or arbitrated, at the written election of either party hereto. If a party makes a proper election to mediate under this section, but such mediation efforts fail to resolve the subject dispute(s) between the parties, the parties shall be bound to resolve the subject dispute(s) by binding arbitration; provided that nothing in this sentence shall be read to require a party to first elect to mediate any dispute hereunder prior to electing to arbitrate. If the subject dispute(s) are ultimately resolved by arbitration, the parties hereto irrevocably agree to be bound by all findings of fact and conclusions of law of the arbitrator selected. The election of a party under this section shall be by delivery of written notice to the opposing party; provided that if a legal proceeding relating to the subject dispute (other than a proceeding for injunctive relief under Section 9) has previously been filed in any court of competent jurisdiction, then such notice of election under this paragraph shall be delivered within forty five (45) days of the date the electing party receives service of process in such legal proceeding. Any such mediation or arbitration shall be conducted in Houston, Texas, and shall proceed in accordance with the Employment Dispute rules of JAMS/ENDISPUTE COMPANY (the "JAMS Rules") except as provided otherwise herein, including selection of a single independent mediator and/or arbitrator. JAMS/ENDISPUTE or any successor entity shall be the appointing and administrative agency. If as of the date of a proper election made by a party under this paragraph, the JAMS Rules are not then in effect, the mediation and/or arbitration shall proceed in accordance with the commercial rules of the American Arbitration Association. All federal and state substantive and procedural laws applicable to this Agreement relating to arbitration or mediation of conflicts shall be fully complied with by the parties. Each party shall bear it own expenses incurred with respect to the mediation or arbitration; however Employer shall bear all fees charged by the mediator or arbitrator.

        10.2 Discovery. Unless the parties otherwise agree, each party may conduct discovery prior to any arbitration hearing in accordance with the Texas Rules of Civil Procedure. Additionally, there shall be no evidence by affidavit allowed, and each party shall disclose a list of all documentary evidence to be used, a list of all witnesses, and experts to be called by the party at least thirty (30) days prior to the arbitration hearing. The Texas Rules of Evidence shall otherwise govern any arbitration hearing.

        10.3 Punitive Damages. Each party knowingly, voluntarily, and intentionally waives any right to exemplary or punitive damages regardless of the forum for the proceedings.

        10.4 Survival. The provisions of this Section 10 shall survive the termination of this Agreement for any reason whatsoever.

        11.   Waiver. Any waiver or consent from either party with respect to any term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which it was given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of either party at any time to require performance of, or to exercise any of its rights or remedies with respect to any term or provision of this Agreement shall not affect such party's right at a later time to enforce any such term or provision.

        12.   Amendment. No amendment or modification of this Agreement shall be valid or effective, unless it is in writing and signed by Employer, Employee and the Copano Controlling Entities.

        13.   Assignment. Neither Employer nor the Copano Controlling Entities may assign this Agreement without the consent of the Employee except to an Affiliate of Copano Holdings. This Agreement, and the rights and obligations of Employee hereunder, may not be assigned by Employee. For purposes of this section, "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.

        14.   Severability. The provisions of this Agreement are severable, and any judicial determination that one or more of such provisions, or any portion thereof, is invalid or unenforceable shall not affect the validity or enforceability of any other provisions, or any portion thereof, but rather shall cause this Agreement to first be construed in all respects as if such invalid or unenforceable provisions, or portions thereof, were modified to terms which are valid and enforceable; provided, however, that if necessary to render this Agreement enforceable, it shall be construed as if such invalid or unenforceable provisions, or portions thereof, were omitted.

        15.   Entire Agreement. With the exception of the Restricted Unit Purchase Agreement, this Agreement constitutes the entire agreement between Employer, Employee, and the Copano Controlling Entities with respect to the subject matter of this Agreement.

        16.   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        17.   Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered by certified or registered United States Mail, postage prepaid, addressed as follows:

Employer:	Copano/Operations, Inc. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019 Attn: John R. Eckel, Jr., Chairman and Chief Executive Officer
Copano Controlling Entities:	c/o Copano/Operations, Inc. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019 Attn: John R. Eckel, Jr., Chairman and Chief Executive Officer
Employee:	R. Bruce Northcutt 1902 Rycroft Drive Spring, Texas 77386

        Any notice given in accordance herewith shall be deemed to have been given when received by the addressee. The address for notice may be changed by notice given in accordance with this provision.

        18.   Joint and Several Liability. The obligations to Employee under this Agreement shall be the joint and several obligations of Employer and the Copano Controlling Entities.

        19.   Captions and Headings. All captions and headings used in this Agreement are for convenience only and shall not control or affect the meaning, interpretation, or effect of this Agreement.

        20.   Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COPANO/OPERATIONS, INC.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt
COPANO ENERGY SERVICES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer

COPANO ENERGY SERVICES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO FIELD SERVICES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO FIELD SERVICES/CENTRAL GULF COAST (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO NGL SERVICES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO PIPELINES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO PIPELINES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer

COPANO PROCESSING (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO/WEBB-DUVAL PIPELINE, INC.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer

Exhibit A

Copano Controlling Entities:

Copano Energy Services, L.L.C.
Copano Energy Services (Texas), L.L.C.
Copano Field Services, L.L.C.
Copano Field Services/Central Gulf Coast (Texas), L.L.C.
Copano NGL Services (Texas), L.L.C.
Copano Pipelines, L.L.C.
Copano Pipelines (Texas), L.L.C.
Copano Processing (Texas), L.L.C.
Copano/Webb-Duval Pipeline, Inc.

A-1

Exhibit B

 PROMISSORY NOTE

$120,000.00
April , 2003

        1.     Principal and Interest. FOR VALUE RECEIVED, the undersigned borrower ("Borrower") promises to pay to Copano/Operations, Inc., a Texas corporation (the "Company") at its principal offices the principal amount of $120,000.00. The principal amount, together with accrued interest on said principal, shall be due and payable on the earlier of (i) April     , 2006, (ii) sixty-five (65) days following a voluntary written resignation of the Borrower under the Employment Agreement between the Company and Borrower dated April    , 2003 (the "Employment Agreement") or (iii) sixty-five (65) days following the termination of Borrower's employment for Cause under the Employment Agreement (the "Maturity Date").

        Interest on the principal amount outstanding under this Promissory Note (the "Note") shall accrue at a rate equal to the Applicable Rate (as defined below); provided, however, that in no event shall such rate exceed the maximum legal rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate, and as to which Borrower could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be determined by reference to the indicated rate ceiling (as defined and described in the Texas Finance Code, Section 303.301, et seq., as amended) at the applicable time in effect. For all purposes herein, "Applicable Rate" means the mid-term applicable federal rate for April 2003 pursuant to Section 1274(d) of the Internal Revenue Code (which rate, based on compounding annually, is stated as            %). [IRS rate to be included as applicable when executing]

        The Borrower promises to pay interest on the unpaid principal amount annually, beginning April    , 2004, and on each April    thereafter until the principal amount and accumulated interest, if any, is paid in full (such dates, the "Interest Payment Dates"). Interest charges will be calculated on the principal amount outstanding hereunder on the number of days said amount is outstanding on the basis of a 365 day year. If payments of interest are not made when due on the Interest Payment Date, interest shall accrue at the Applicable Rate on the accumulated interest as of such Interest Payment Date in the same manner as interest on the principal amount outstanding.

        Principal and interest are payable in lawful money of the United States of America.

        2.     Prepayment. Borrower may prepay all or any portion of the principal sum of this Note at any time prior to the Maturity Date, with no premium or penalty. Payments, if any, received between the date hereof and the Maturity Date, other than payments made on the Interest Payment Dates, shall be considered to be repayments of the principal amount of the Note.

        3.     Security. This Note is secured in part by a pledge of Special Units of Copano Energy Holdings, L.L.C. under the terms of a Pledge Agreement of even date herewith and is subject to all of the provisions thereof.

        4.     Forgiveness. Upon each of April 1, 2004, April 1, 2005 and April 1, 2006 and provided that Borrower is employed by the Company on each of such dates, the Company shall forgive one-third (1/3) of the original principal amount of this Promissory Note plus interest accrued and unpaid to such date.

B-1

Additionally, upon the occurrence of any of the following, the Company shall forgive any outstanding principal and accrued and unpaid interest under this Promissory Note:

            (i)  upon a termination by the Company of Borrower's employment other than for Cause under the Employment Agreement, including termination upon Borrower's death or disability; or

           (ii)  upon a Liquidating Event (as defined in the Employment Agreement).

        5.     Amendment; Waiver. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by either party in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company and the Borrower under this Note are in addition to any other rights and remedies which either the Company or the Borrower may have.

        6.     Collection. Should this instrument or any part of the indebtedness hereby be collected by law or through an attorney-at-law, the holder hereof shall, if permitted by applicable law, be entitled to collect from Borrower reasonable attorneys' fees and all other costs of collection. Borrower hereby waives presentment, demand, protest and notice of any kind, including notice of presentment, demand, protest, dishonor and non-payment.

        7.     Usury. It is the intention of Borrower and the Company to conform strictly to the usury laws in force in the State of Texas and the United States of America. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by the Company, or if the same is prepaid prior to maturity, all unearned interest shall be canceled automatically, or if theretofore paid, shall be credited on the unpaid principal amount of this Note, or if the principal amount of this Note has been paid, refunded to Borrower, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that the Company may charge Borrower under applicable law and in regard to which Borrower may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Borrower or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

        8.     Miscellaneous. The validity, construction, effect, performance and enforcement of this Note shall be governed in all respects by the laws of the State of Texas. Every provision of this Note is intended to be severable. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note. This Note shall be binding upon Borrower and its respective heirs, legal representatives, successors and assigns.

R. Bruce Northcutt

Agreed to and accepted as of the date set forth above:

COPANO/OPERATIONS, INC.

John R. Eckel, Jr. Chairman and Chief Executive Officer

B-2

Exhibit C

 PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this "Agreement") dated as of April            , 2003 is made by R. Bruce Northcutt (the "Pledgor"), an individual residing at 1902 Rycroft Drive, Spring, Texas 77386, to Copano/Operations, Inc., a Texas corporation (the "Lender"), with an address at 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

        PRELIMINARY STATEMENTS:

        (1)   Pledgor is the owner of the Special Units (the "Pledged Units") described in Schedule I hereto and issued by Copano Energy Holdings, L.L.C., a Delaware limited liability company ("Copano Energy Holdings").

        (2)   Pledgor has entered into an Employment Agreement with Lender dated as of April            , 2003 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Employment Agreement"). As part of the employment relationship set forth in the Employment Agreement, Lender has agreed to loan to Pledgor $120,000.00 (the "Loan") as evidenced by the Promissory Note of even date herewith (the "Note"). As security for repayment of the Loan, Pledgor has agreed to make the pledge of the Pledged Units as described herein.

        NOW THEREFORE, in consideration of the premises and in order to induce Lender to make the Loan, Pledgor hereby agrees as follows:

        SECTION 1. Defined Terms and Related Matters.

        (a)   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

        (b)   Unless otherwise defined herein, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as currently in effect in the State of Texas are used herein as therein defined.

        SECTION 2. Pledge. Pledgor hereby pledges to Lender, and grants to Lender a security interest in, the following (the "Pledged Collateral"):

            (i)  the Pledged Units and the certificates or instruments representing the Pledged Units, if any;

           (ii)  all dividends (cash or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Units; and

          (iii)  all proceeds, interest, profits and other income of or on any of the foregoing.

        The inclusion of proceeds in this Agreement does not authorize Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

        SECTION 3. Security for Obligations. This Agreement secures the prompt and complete (a) payment of all obligations of Pledgor to Lender now or hereafter existing under the Note and (b) performance and observance by Pledgor of all covenants and conditions contained herein and in the Note, whether for principal, interest, fees, expenses or otherwise (all such obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter referred to as the "Obligations").

        SECTION 4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right, at any time after the failure of Pledgor to satisfy the Note in accordance with its terms (an "Event of Default") in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a) hereof. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

        (a)   This Agreement has been duly executed and delivered by Pledgor. This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity (whether considered in a suit at law or in equity).

        (b)   Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and for the rights set forth in the Restricted Unit Purchase Agreement between Pledgor and Copano Energy Holdings dated March    , 2003 (the "Restricted Unit Purchase Agreement").

        (c)   There is no action, suit or proceeding at law or in equity or by or before any governmental authority or arbitration tribunal now pending or, to the best knowledge of Pledgor, threatened against Pledgor which reasonably could expect to have a material adverse effect on Pledgor's ability to perform its obligations hereunder.

        SECTION 6. Further Assurances. Pledgor agrees that from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor will furnish to Lender from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Lender may reasonably request, all in reasonable detail.

        SECTION 7. Voting Rights; Dividends; Etc.

        (a)   Prior to the maturity date of the Note and the satisfaction of any unpaid principal and any accrued and unpaid interest in accordance with the Note, and so long as no Event of Default shall have occurred and be continuing and Lender has not delivered the notice specified in Section 7(b):

            (i)  Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

           (ii)  Pledgor shall be entitled to receive and retain any and all dividends or distributions and interest paid in respect of the Pledged Collateral, provided, however, that any and all (A) dividends or distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Lender to hold as, Pledged Collateral and shall, if received by

  Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii)  Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise any voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

        (b)   Upon the occurrence of an Event of Default and during its continuation, at the option of Lender exercised in a writing sent to Pledgor:

            (i)  All rights of Pledgor to exercise any voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and Lender shall thereupon have the sole right to exercise such voting and other consensual rights.

           (ii)  All rights of Pledgor to receive the dividends and interest which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall cease, and Lender shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest.

          (iii)  All dividends or distributions and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION 8. Transfers and Other Liens; Additional Units. Pledgor shall not: (i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except pursuant to the Restricted Unit Purchase Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest created by this Agreement.

        SECTION 9. Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, from time to time after the occurrence of an Event of Default in Lender's sole discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all certificates or instruments made payable to Pledgor representing any interest payment, dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

        SECTION 10. Lender May Perform. If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

        SECTION 11. Lender's Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property.

        SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

        (a)   Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, all subject to the provisions of the Restricted Unit Purchase Agreement. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b)   Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the sole discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 13 hereof) in whole or in part by Lender against, all or any part of the Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

        (c)   In connection with the sale of any Pledged Collateral, Lender is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Lender to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws and regulations, and no sale so made in good faith by Lender shall be deemed not to be "commercially reasonable" because so made.

        (d)   All rights and remedies of Lender expressed herein are in addition to all other rights and remedies possessed by Lender in the Note and any other agreement or instrument relating to the Obligations.

        (e)   Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act and applicable state securities laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Lender shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Copano Energy Holdings to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if Copano Energy Holdings would agree to do so.

        SECTION 13. Amendments. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by both parties.

        SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or hand delivered to it, addressed to it at its address set forth above, or if to Lender, mailed or hand delivered to it, addressed to it at the address of Lender above, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. If mailed, all such notices and other communications shall be delivered by registered or certified United States Mail, postage prepaid. Such notices and other communications shall be deemed to have been given when received by or on behalf of the addressee.

        SECTION 15. Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.

        SECTION 16. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

        SECTION 17. No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        SECTION 19. Continuing Security Interest; Substitution of Lender. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure to the benefit of Lender and its successors, transferees and assigns. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request, of such of the Pledged Collateral as shall not have been sold or otherwise applied against the Obligations pursuant to the terms hereof. Additionally, upon forgiveness of the Obligations, in whole or in part, pursuant to the applicable terms of the Employment Agreement, Pledgor shall be entitled to the return of the Pledged Collateral as set forth therein.

        SECTION 20. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of Pledgor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Obligations.

        SECTION 21. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of

            (i)  any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto; or

           (ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note.

        SECTION 22. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

        IN WITNESS WHEREOF, Pledgor hereby duly executes and delivers this Agreement as of the date first above written.

R. Bruce Northcutt

SCHEDULE I

DESCRIPTION OF THE PLEDGED UNITS

Issuer	Number of Special Units
Copano Energy Holdings, L.L.C.	100,000 Common Special Units
Copano Energy Holdings, L.L.C.	40,000 Junior Special Units

Schedule 2.2

        Employee is the lead witness on behalf of El Paso Global Networks Company in two pending arbitration proceedings, which involve primarily telecommunications issues. In regard to each proceeding, Employee anticipates that he will be required to spend some amount of business time (which shall not be counted as vacation or personal time) preparing for and participating in depositions and preparing for and providing testimony at the arbitration proceeding.

QuickLinks

  Exhibit 10.8